                                                                      EXHIBIT 12
                                                                      PAGE 1

                      JERSEY CENTRAL POWER & LIGHT COMPANY

                 CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

                                                                                       SIX MONTHS ENDED
                                                                                             JUNE 30,
                                                                                    -----------------------
                                                                                      2003          2002
                                                                                    --------      ---------
                                                                                        (IN THOUSANDS)
EARNINGS AS DEFINED IN REGULATION S-K:
   Income before extraordinary items ........................................       $ 10,238      $  97,359
   Add-
     Interest and other charges, before reduction for
       amounts capitalized and deferred interest income .....................         51,272         49,055
     Provision for income taxes .............................................          9,407         70,502
     Interest element of rentals charged to income (a) ......................          1,582          1,620
                                                                                    --------      ---------

       Earnings as defined ..................................................         72,499      $ 218,536
                                                                                    ========      =========

FIXED CHARGES AS DEFINED IN REGULATION S-K:
   Interest on long-term debt ...............................................       $ 45,979      $  45,485
   Other interest expense ...................................................            (55)        (1,777)
   Subsidiary's preferred stock dividend requirements .......................          5,348          5,347
   Interest element of rentals charged to income (a) ........................          1,582          1,620
                                                                                    --------      ---------

       Fixed charges as defined .............................................       $ 52,854      $  50,675
                                                                                    ========      =========

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES .............................           1.37           4.31
                                                                                    ========      =========

-------------------------

(a) Includes the interest element of rentals calculated at 1/3 of rental expense as no readily defined interest element can be determined.

                                                                      EXHIBIT 12
                                                                      PAGE 2

                      JERSEY CENTRAL POWER & LIGHT COMPANY

         CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES PLUS PREFERRED
               STOCK DIVIDEND REQUIREMENTS (PRE-INCOME TAX BASIS)

                                                                                        SIX MONTHS ENDED
                                                                                              JUNE 30,
                                                                                   ---------------------------
                                                                                      2003              2002
                                                                                   ---------         ---------
                                                                                          (IN THOUSANDS)
EARNINGS AS DEFINED IN REGULATION S-K:
   Income before extraordinary items.........................................      $  10,238         $  97,359
   Add-
     Interest and other charges, before reduction for
       amounts capitalized and deferred interest income......................         51,272            49,055
     Provision for income taxes..............................................          9,407            70,502
     Interest element of rentals charged to income (a).......................          1,582             1,620
                                                                                   ---------         ---------

       Earnings as defined...................................................      $  72,499         $ 218,536
                                                                                   =========         =========

FIXED CHARGES AS DEFINED IN REGULATION S-K PLUS PREFERRED
   STOCK DIVIDEND REQUIREMENTS (PRE-INCOME TAX BASIS):
   Interest on long-term debt................................................      $  45,979         $  45,485
   Other interest expense....................................................            (55)           (1,777)
   Preferred stock dividend requirements.....................................          4,985             6,531
   Adjustment to preferred stock dividends
     to state on a pre-income tax basis......................................           (333)              857
   Interest element of rentals charged to income (a).........................          1,582             1,620
                                                                                   ---------         ---------

       Fixed charges as defined plus preferred stock dividend requirements
         (pre-income tax basis)..............................................      $  52,158         $  52,716
                                                                                   =========         =========

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES
   PLUS PREFERRED STOCK DIVIDEND REQUIREMENTS
   (PRE-INCOME TAX BASIS)....................................................           1.39              4.15
                                                                                   =========         =========

-------------------------

(a) Includes the interest element of rentals calculated at 1/3 of rental expense as no readily defined interest element can be determined.

                                                                      EXHIBIT 12
                                                                      PAGE 1

                           METROPOLITAN EDISON COMPANY
                 CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

                                                                                        SIX MONTHS ENDED
                                                                                              JUNE 30,
                                                                                   ---------------------------
                                                                                      2003             2002
                                                                                   ---------         ---------
                                                                                          (IN THOUSANDS)
EARNINGS AS DEFINED IN REGULATION S-K:
   Income before extraordinary items.........................................      $  29,672         $  42,573
   Add-
     Interest and other charges, before reduction for
       amounts capitalized and deferred interest income......................         24,525            25,632
     Provision for income taxes..............................................         19,832            30,088
     Interest element of rentals charged to income (a).......................            328               259
                                                                                   ---------         ---------

       Earnings as defined...................................................      $  74,357         $  98,552
                                                                                   =========         =========

FIXED CHARGES AS DEFINED IN REGULATION S-K:
   Interest on long-term debt................................................      $  19,881         $  20,682
   Other interest expense....................................................            865             1,171
   Subsidiary's preferred stock dividend requirements........................          3,779             3,779
   Interest element of rentals charged to income (a).........................            328               259
                                                                                   ---------         ---------

       Fixed charges as defined..............................................      $  24,853         $  25,891
                                                                                   =========         =========

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES..............................           2.99              3.81
                                                                                   =========         =========

-------------------------

(a) Includes the interest element of rentals calculated at 1/3 of rental expense as no readily defined interest element can be determined.

                                                                      EXHIBIT 12
                                                                      PAGE 1

                          PENNSYLVANIA ELECTRIC COMPANY

                 CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

                                                                                        SIX MONTHS ENDED
                                                                                              JUNE 30,
                                                                                   ---------------------------
                                                                                      2003              2002
                                                                                   ---------         ---------
                                                                                         (IN THOUSANDS)
EARNINGS AS DEFINED IN REGULATION S-K:
   Income before extraordinary items.........................................      $  12,498         $  25,694
   Add-
     Interest and other charges, before reduction for
       amounts capitalized and deferred interest income......................         18,731            21,544
     Provision for income taxes..............................................          9,326            18,074
     Interest element of rentals charged to income (a).......................            280               943
                                                                                   ---------         ---------

       Earnings as defined...................................................      $  40,835         $  66,255
                                                                                   =========         =========

FIXED CHARGES AS DEFINED IN REGULATION S-K:
   Interest on long-term debt................................................      $  14,692         $  16,328
   Other interest expense....................................................            262             1,439
   Subsidiary's preferred stock dividend requirements........................          3,777             3,777
   Interest element of rentals charged to income (a).........................            280               943
                                                                                   ---------         ---------

       Fixed charges as defined..............................................      $  19,011         $  22,487
                                                                                   =========         =========

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES..............................           2.15              2.95
                                                                                   =========         =========

-------------------------

(a) Includes the interest element of rentals calculated at 1/3 of rental expense as no readily defined interest element can be determined.